BUSH ROSS GARDNER WARREN & RUDY, P.A.
                                ATTORNEYS AT LAW
                            220 SOUTH FRANKLIN STREET
                              TAMPA, FLORIDA 33602

                                 (813) 224-9255
                               FAX (813) 223-9620


                                MAILING ADDRESS:
                              POST OFFICE BOX 3913
                                 TAMPA, FL 33601






                                 June 19, 2001



United States Telecommunications, Inc.
5251 110th Avenue North, Suite 118
Clearwater, Florida 33760

         Re:      Registration Statement on Form S-4
                  File No. 33-93149 (the "Registration Statement")


Ladies and Gentlemen:

     We have acted as special counsel to United States Telecommunications, Inc., a Florida corporation, (the "Company") in connection with the proposed issuance by the Company of up to $31,471,548 of its unsecured notes due upon various maturity dates (the "Notes") to be issued under an indenture(the "Indenture") between the Company and SunTrust Bank (the "Trustee") in an exchange offer for
(i) shares of the Company's common stock and Class A preferred stock issued in exchange for units of ownership interests in the Company's predecessor companies; and (ii) shares of common stock issued by the Company in a private placement during the period from February 1999 to December 1999.

     In this connection, we have examined the Indenture and the form of the Notes and we are familiar with the proceedings previously taken by the Company in connection with the authorization, issuance and registration of the Notes.

     With respect to matters of fact, we have relied upon certificates of public officials and certificates of the Company and have assumed, without independent investigation, the accuracy of the factual statements made and the information contained in such certificates.

     We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the factual accuracy and completeness of all documents the due execution and delivery by each such entity or individual of such agreements, instruments and

United States Telecommunications, Inc.
June 19, 2001
Page 2


other documents and that such agreements, instruments and other documents are the valid, binding and enforceable obligations of each such other entity or individual.

     Based upon and subject to the foregoing, and subject to the comments, limitations and qualifications set forth below, it is our opinion that the execution and delivery of the Notes has been duly authorized by all requisite corporate action by the Company, and when executed and delivered by the Company and duly authenticated by the Trustee, the Notes will be legally issued and valid and binding obligations of the Company, except that enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws no or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding is brought.

     We do not herein intend to express any opinion, statement or belief as to any matter governed by (or that purports to be governed by) any law other than, and our opinions, statements, and beliefs are limited solely to, the existing laws of the State of Florida and the existing Federal laws of the United States of America. We express no opinion as to any matter governed by or arising under any law requiring or in effect requiring accurate and or complete disclosure, or prohibiting inaccurate and or incomplete disclosure, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Florida Securities Act, or any other state's securities laws, or any rule or regulation promulgated under any of the foregoing laws.

     This letter is rendered as of the date hereof and applies only to matters specifically covered by this letter, and we disclaim any continuing responsibility for matters occurring after the date of this letter or any obligation to update this letter. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the mattered expressly stated herein.

     This opinion letter is being provided to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied on by another person or entity other than the holders of the Notes, or for any other purpose, without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                         Very Truly Yours,


                                         BUSH, ROSS, GARDNER, WARREN, &
                                         RUDY, P.A.

                                         By: /s/ Jeremy P. Ross
                                             ---------------------------------
                                                 Jeremy P. Ross,
                                                 a shareholder